EXHIBIT 99.906 CERTIFICATION

Pursuant to Section 906

of the Sarbanes-Oxley Act of 2002

Registrant: Nicholas Fund, Inc.

Form: N-CSR Semiannual Report dated March 31, 2025

I, David O. Nicholas, hereby certify that to the best of my knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	05/27/2025
/s/ David O. Nicholas
David O. Nicholas, President (Chief Executive Officer)

I, Jennifer R. Kloehn, hereby certify that to the best of my knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	05/27/2025
/s/ Jennifer R. Kloehn
Jennifer R. Kloehn, Treasurer (Chief Financial Officer)

This certificate is furnished pursuant to the requirements of Form N-CSR and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.